                                                                     EXHIBIT 3.1



                           ARTICLES OF INCORPORATION

                                       OF

                                 MEDICOR, INC.

________________________________________________________________________________

         I, the undersigned natural person of the age of 18 years or more, acting as an incorporator of a corporation (hereinafter called the "Corporation") under the Texas Business Corporation Act, do hereby adopt the following articles of incorporation for the Corporation:

                                  ARTICLE ONE

         The name of the Corporation is Medicor, Inc.

                                  ARTICLE TWO

         The period of duration of the Corporation is perpetual.

                                 ARTICLE THREE

         The purpose for which the Corporation is organized is to engage in the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

         The Corporation shall have authority to issue two million shares of common stock, no par value ("Common Stock"). Each share of Common Stock shall have identical rights and privileges in every respect.

                                  ARTICLE FIVE

         No holder of any shares of Common Stock shall have any preemptive or preferential right to receive, purchase, or subscribe to (a) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) of the Corporation, (b) any obligations, evidences of indebtedness, or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any such unissued or treasury shares, (c) any right of subscription to or right to receive, or any warrant or option for the purchase of, any of the foregoing securities, or (d) any other securities that may be issued or sold by the Corporation.

                                  ARTICLE SIX

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000, consisting of money, labor done, or property actually received.

                                 ARTICLE SEVEN

         Cumulative voting for the election of directors is expressly denied and prohibited.

                                 ARTICLE EIGHT

         No contract or other transaction between the Corporation and any other person (as used herein the term "person" means an individual, firm, trust, partnership, joint venture, association, corporation, or other entity) shall be affected or invalidated by the fact that any director of the Corporation is interested in, or is a member, director, or an officer of, such other person, and any director may be a party to or may be interested in any contract or transaction of the Corporation or in which the Corporation is interested; and no contract, act, or transaction of the Corporation with any person shall be affected or invalidated by the fact that any director of the Corporation is a party to, or interested in, such contract, act, or transaction, or in any way connected with such person. Each and every person who may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any person in which he may be in any way interested; provided that the fact of such interest shall have been disclosed to or shall be known by the other directors or the shareholders of the Corporation, as the case may be, acting upon or with reference to such act, contract, or transaction, even though the presence at a meeting or vote or votes of such interested director might have been necessary to obligate the Corporation upon such act, contract, or transaction.

                                  ARTICLE NINE

         To the extent permitted by applicable law, and by resolution or other proper action of the board of directors of the Corporation, the Corporation may indemnify (a) any present or former director or officer of the Corporation, (b) any other employee or agent of the Corporation, and (c) any other person serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, association, trust, or other enterprise, against expenses, including attorneys fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding to which any such person is, or is threatened to be made, a party and which may arise by reason of the fact he is or was a person occupying any such office or position.

                                  ARTICLE TEN

         The Corporation shall have the authority to purchase, directly or indirectly, its own shares to the extent of the aggregate of the unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor, without submitting such purchase to a vote of the shareholders of the Corporation.

                                 ARTICLE ELEVEN

         Any action of the Corporation which, under the provisions of the Texas Business Corporation Act, is required to be authorized or approved by the holders of two-thirds or any other specified fraction which is in excess of one-half or any specified percentage which is in excess of 50%, of the outstanding shares (or any class or series thereof) of the Corporation shall, notwithstanding any such provisions of the Texas Business Corporation Act, be deemed effectively and properly authorized or approved if authorized or approved by the vote of the holders of more than 50% of the outstanding shares entitled to vote thereon (or, if the holders of any class or series of the Corporation's shares shall be entitled by the Texas Business Corporation Act to vote thereon separately as a class, by the vote of the holders of more than 50% of the outstanding shares of each such class or series). Nothing contained in this article is intended to require shareholder authorization or approval of any action of the Corporation whatsoever unless such authorization or approval is specifically required by the other provisions of these articles of incorporation, the bylaws of the Corporation, or by the Texas Business Corporation Act.

                                 ARTICLE TWELVE

         The post office address of the initial registered office of the Corporation is 725 S. Central Expressway, Suite B-5, Richardson, Texas 75080, and the name of its initial registered agent at such address is Thomas C. Thompson.

                                ARTICLE THIRTEEN

         The number of directors constituting the initial board of directors of the Corporation is three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders and until their successors are elected and qualified are:

         NAME                           ADDRESS

         Thomas C. Thompson             725 S. Central Expressway, Suite B-5
                                        Richardson, Texas 75080

         John A. Gula                   7621 LaSabrina
                                        Dallas, Texas 75248

         William R. Hampton, M.D.       902 Frostwood
                                        Houston, Texas 77024

                                ARTICLE FOURTEEN

         The name and address of the incorporator is:

         NAME                           ADDRESS

         Phillip J. Kushner             4700 First International Building
                                        Dallas, Texas 75270

         IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of May, 1979.



                                        /s/ Phillip J. Kushner
                                        Phillip J. Kushner




THE STATE OF TEXAS        Section
                          Section
COUNTY OF DALLAS          Section

         I, FRANCES E. ERICKSON, a Notary Public, do hereby certify that on this 2nd day of May, 1979, personally appeared before me PHILLIP J. KUSHNER, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator and that the statements therein contained are true.


                                        /s/ Frances E. Erickson
                                        Notary Public in and for
                                        Dallas County, Texas

             ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                                 MEDICOR, INC.

         Pursuant to the provisions of the Texas Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation, which change the corporate name of the Corporation.

                                  ARTICLE ONE

         The name of the corporation is Medicor, Inc.

                                  ARTICLE TWO

         As of January 4, 1980, the holders of all issued and outstanding shares of capital stock of the Corporation adopted the following amendment to the Articles of Incorporation of the Corporation, which amends ARTICLE ONE of the Articles of Incorporation to read in its entirety as follows:

                                  ARTICLE ONE

         The name of the Corporation is Quest Medical, Inc.

                                 ARTICLE THREE

         The number of shares of capital stock of the Corporation outstanding at the time of such adoption was 479,125; and the number of shares entitled to vote thereon was 479,125.

                                  ARTICLE FOUR

         The holders of all of the shares outstanding and entitled to vote on the foregoing amendment signed a consent in writing adopting such amendment.

                                  ARTICLE FIVE

         Such amendment does not effect a change in the amount of stated capital.

DATED:   January 4, 1980


                                        MEDICOR, INC.


                                        By: /s/ Thomas C. Thompson
                                            Thomas C. Thompson, President


                                        By: /s/   John A. Gula
                                            John A. Gula, Secretary


THE STATE OF TEXAS        Section
                          Section
COUNTY OF DALLAS          Section

         I, a Notary Public, do hereby certify that on this 4th day of January, 1980, personally appeared before me Thomas C. Thompson, who being by me first duly sworn, declared he is the President of the corporation executing the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal on day and year before written.



                                        /s/
                                        Notary Public in and for
                                        Dallas County, Texas

COMMISSION EXPIRES:


     9/23/80

                             ARTICLES OF AMENDMENT

                                     TO THE

                           ARTICLES OF INCORPORATION

                                       OF

                              QUEST MEDICAL, INC.

         Pursuant to Articles 4.02 and 4.04 of the Texas Business Corporation Act, Quest Medical, Inc., a Texas corporation (the "Corporation"), adopts the following amendments to the Articles of Incorporation of the Corporation:

                                     FIRST

         The name of the Corporation is Quest Medical, Inc.

                                     SECOND

         On February 11, 1981, the board of directors of the Corporation adopted a resolution setting forth the following amendments to the Articles of Incorporation of the Corporation and directing that such amendments be submitted to a vote at a meeting of the shareholders of the Corporation.

         1. Article Four of the Corporation's Articles of Incorporation is amended to read in its entirety as follows:

                                  ARTICLE FOUR

         The Corporation shall have authority to issue 10,000,000 shares of Common Stock, $.05 par value. Each share of Common Stock shall have identical rights and privileges in every respect.

         2. Article Twelve of the Corporation's Articles of Incorporation is hereby amended to read in its entirety as follows:

                                 ARTICLE TWELVE

         The post office address of the registered office of the Corporation is 3312 Wiley Post Road, Carrollton, Texas 75006, and the name of its registered agent at such office is Thomas C. Thompson.

                                     THIRD

         The above amendments were duly adopted by the shareholders of the Corporation on February 20, 1981.

                                     FOURTH

         The number of shares of Common Stock, no par value, of the Corporation outstanding at the time of such adoption was 994,125 shares, and the number of shares of Common Stock entitled to vote thereon was 718,500 shares. No other capital stock was outstanding.

                                     FIFTH

         The number of shares of Common Stock, voting as a class, voted for such amendment was 718,500; and no shares of Common Stock voted against such amendment.

                                     SIXTH

         The foregoing amendments effect an exchange, reclassification, and cancellation of issued shares in the following manner:

         Upon the adoption of the foregoing amendments by the holders of the Corporation's Common Stock and the due execution and filing of the Articles of Amendment incorporating such amendment with the Secretary of State of Texas, every share of the Common Stock, no par value, of the Corporation authorized and outstanding as of the effective date of such amendment shall be automatically converted into, and deemed for all purposes to be three shares of Common Stock, $.05 par value, of the Corporation, and written notice thereof shall forthwith be given by the secretary of the Corporation to the holders of the outstanding shares of the Common Stock in person or at their latest addresses reflected on the records of the Corporation, together with notice of the procedures hereinafter specified for exchange or replacement of the certificates representing the Corporation's Common Stock, no par value; and that upon surrender of the certificate(s) representing shares of the Corporation's Common Stock, no par value, in proper form for exchange and cancellation, by the registered holder thereof, or for transfer in properly endorsed and due form for exchange and transfer (together with all necessary stock powers and other appropriate documentation respecting the transfer), or upon receipt of evidence reasonably satisfactory to the executive officers of the Corporation of the loss, theft, or destruction of the certificate(s) therefor from the registered holder of such stock (together with delivery of an indemnity bond in appropriate amount, payable to the Corporation, if the executive officers shall so require it in their reasonable judgment), the executive officers of the Corporation or their designee, shall accept and cancel the certificate(s) surrendered, if applicable, and shall issue to such holder or transferee, as the case may be, certificate(s), endorsed with such legends as are required or are appropriate, in such denominations as such holder or transferee may request, amounting in the aggregate to three shares of the Corporation's Common Stock, $.05 par value, for every share of the Corporation's Common Stock, no par value, as shall have been surrendered, transferred, or for which satisfactory evidence of loss, theft, or destruction shall have been received, and the executive officers, or their delegate, shall enter the fact of cancellation of the old share certificate(s) and the issuance of the new certificate(s) for Common Stock, $.05 par value, and the appropriate name or names of the holders of such shares represented by the new certificate(s) on its stock records and transfer books; and finally, that to the extent that the holders of the shares of the Corporation's Common Stock, $.05 par value, shall not present their shares for exchange or transfer in the manner specified above, such failure to act shall in no circumstance affect their status as holders of the Common Stock of the Corporation or the validity of their shares, except that each certificate they thereafter hold representing the Corporation's Common Stock, no par value, shall be deemed to represent the appropriate number as determined above of the authorized and outstanding shares of the Corporation's Common Stock, $.05 par value, for every purpose.

                                    SEVENTH

         The manner in which the change in stated capital is effected, and the amount of stated capital as changed, are as follows:

         The stated capital is automatically reduced by $918,985 and that amount is added to the reduction surplus account. The amount of stated capital, as changed, is $149,119.

         Dated as of the 24th day of February, 1981.

                                        QUEST MEDICAL, INC.

                                        By: /s/ Thomas C. Thompson
                                            Thomas C. Thompson, President

                                        By: /s/ John A. Gula
                                            John A. Gula, Secretary

STATE OF TEXAS            Section
                          Section
COUNTY OF DALLAS          Section

         I, Thelma B. Macedo, a notary public, do hereby certify that on this 24th day of February, 1981, personally appeared before me Thomas C. Thompson. who, being by me first duly sworn, declared that he is the President of Quest Medical, Inc., that he signed the foregoing document of the corporation, and that the statements therein contained are true.


                                        /s/Thelma B. Macedo
                                        Notary Public

My Commission Expires:



  February 5, 1984

                               ARTICLES OF MERGER

                                       OF

                               MEDTEK CORPORATION

                                 WITH AND INTO

                              QUEST MEDICAL, INC.

         Pursuant to the provisions of Article 5.16 of the Texas Business Corporation Act, as amended, the undersigned Quest Medical, Inc., a Texas corporation ("Quest"), and Medtek Corporation, a New York corporation and wholly owned subsidiary of Quest ("Medtek"), hereby file the following Articles of Merger with the Secretary of State of the State of Texas.

         FIRST: Attached hereto as Exhibit A is the Agreement and Plan of Merger for the merger of Medtek with and into Quest (the "Merger"). Quest will be the surviving entity.

         SECOND: Quest was organized under the laws of the State of Texas on May 3, 1979 and Medtek was organized under the laws of the State of New York on September 21, 1976.

         THIRD: The number and designation of each class of shares of Medtek outstanding and entitled to vote on the Merger as a class consisted of 1,784,140 shares of common stock, par value $.01 per share ("Medtek Common Stock"). Quest owns 100% of the outstanding shares of Medtek Common Stock.

         FOURTH: A copy of the resolution adopted by the Board of Directors of Quest on December 27, 1984 is attached hereto as Exhibit B.

         EXECUTED as of the 27th day of December, 1984.

                                        QUEST MEDICAL, INC.


                                        By: /s/  Thomas C. Thompson
                                            Thomas C. Thompson, President
ATTEST:


/s/  John A. Gula
John A. Gula, Secretary

(SEAL)

         EXECUTED as of the 27th day of December, 1984.


                                        MEDTEK CORPORATION


                                        By: /s/  Thomas C. Thompson
                                            Thomas C. Thompson, President

ATTEST:


/s/  John A. Gula
John A. Gula, Secretary

(SEAL)



THE STATE OF TEXAS        Section
                          Section
COUNTY OF DALLAS          Section

         I, Linda D. Moses, a Notary Public, do hereby certify that on this 27th day of December, 1984, personally appeared before me Thomas C. Thompson, who being by me first duly sworn, declared that he is the person who signed the foregoing document and that the statements therein contained are true.


                                        /s/  Linda D. Moses
                                        Notary Public in and for
                                        Dallas County, Texas


My Commission Expires:



       11/24/86

THE STATE OF TEXAS        Section
                          Section
COUNTY OF DALLAS          Section

         I, Linda D. Moses, a Notary Public, do hereby certify that on this 27th day of December, 1984, personally appeared before me John A. Gula, who being by me first duly sworn, declared that he is the person who signed the foregoing document and that the statements therein contained are true.



                                        /s/  Linda D. Moses
                                        Notary Public in and for
                                        Dallas County, Texas


My Commission Expires:



       11/24/86

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of December 27, 1984 is entered into by and between Quest Medical, Inc., a Texas corporation ("Quest") , and Medtek Corporation, a New York corporation ("Medtek").

         WHEREAS, Medtek is a wholly-owned subsidiary of Quest; and

         WHEREAS, Quest and Medtek desire to have Medtek merge with and into Quest; and

         WHEREAS, the terms of such merger (herein called the "Merger"), the mode of carrying the same into effect, and such other facts, details, or provisions as may be required or permitted to be stated in this Agreement are hereinbelow set forth; and

         WHEREAS, the Board of Directors of Quest deems the Merger desirable and in the best interests of its shareholders and the Board of Directors of Quest by unanimous written consent, has approved the terms and conditions of this Agreement and the mode of carrying such Agreement into effect, as well as the manner and basis of cancelling the outstanding shares of the common stock, $.01 par value, of Medtek ("Medtek Common Stock").

         NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants, and provisions herein contained, the parties hereto agree as follows:

                                   ARTICLE I

         1.01. MERGER. At the Effective Time (as defined in Section 1.02), Medtek shall be merged into Quest, the separate existence of Medtek shall cease, and Quest as the surviving corporation shall continue to exist by virtue of and shall be governed by the laws of the State of Texas.

         1.02 EFFECTIVE TIME OF MERGER. On January 2, 1985 (or such earlier or later date as may be agreed upon by Medtek and Quest), a Certificate of Merger setting forth the information required by, and otherwise in compliance with, the New York Business Corporation Law, shall be delivered for filing with the office of the Secretary of State of New York and Articles of Merger setting forth the information required by, and otherwise in compliance with, the Texas Business Corporation Law shall be delivered for filing with the Secretary of State of Texas, and the Merger shall become effective on the date and at the time the Secretary of State of both states files a certificate of merger with respect to the Merger (the time of such effectiveness is herein called the "Effective Time").

         1.03. EFFECT OF MERGER. At the Effective Time, Quest without further action, all as provided by the laws of the States of New York and Texas, shall succeed to, possess and enjoy all the rights, privileges, powers, immunities, and franchises, of a public as well as of a private nature, of Medtek, all debts due to Medtek on whatever account, and all and every other interest and asset of or belonging to Medtek shall be taken and deemed to be transferred to and vested in Quest as effectually as they were vested in Medtek, without further act or deed; the title to any real estate vested by deed or otherwise in Medtek shall not revert or be in any way impaired by reason of the Merger; all rights of creditors, and all liens upon property of Medtek shall be preserved and unimpaired; all debts, obligations, liabilities, and duties of Medtek shall thenceforth attach to Quest and may be enforced against Quest, and Quest shall thenceforth be responsible and liable therefor to the same extent as if such debts, obligations, liabilities, and duties had been incurred or contracted by it; and any claim existing or action or proceeding pending by or against Medtek may be prosecuted as if the Merger had not taken place, or Quest may be substituted in place of Medtek. At any time or from time to time after the Effective Time the last acting officers of Medtek shall, in the name of Medtek, execute and deliver all such proper deeds, assignments, and other instruments as Quest may deem necessary of desirable in order to vest, perfect, or confirm Quest's title to and possession of all Medtek's property, rights, privileges, powers, immunities, and franchises and otherwise to carry out the purposes of this Merger Agreement.

         1.04.   ARTICLES OF INCORPORATION; BYLAWS.

                 (a) The Articles of Incorporation of Quest as in effect at the Effective Time shall be and remain the Articles of Incorporation of Quest, as the surviving corporation, until the same shall be amended as provided by law.

                 (b) The Bylaws of Quest as in effect at the Effective Time shall be and remain the bylaws of Quest, as the surviving corporation, until the same shall thereafter be altered, amended, or repealed in accordance with law, Quest's Articles of Incorporation, and such Bylaws.

                                   ARTICLE II


         2.01. MEDTEK CAPITAL STOCK. All Medtek Common Stock owned by Quest will automatically be canceled, without consideration, at the Effective Time.

                                  ARTICLE III

         3.01. EXPENSES. The parties shall pay their respective expenses (including, without limitation, the fees, disbursement, and expenses of their attorneys and accountants) in connection with the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

         3.02. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any prior agreements and understandings relating to the subject matter hereof.

         3.03. NOTICES. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or deposited in the United States mail, first class, certified, return receipt requested, postage pre-paid, and shall be deemed given when so delivered personally, or if mailed, three business days after the date of such mailing, and shall be addressed as follows:

If to Quest to:                         Quest Medical, Inc.
                                        3312 Wiley Post Road
                                        Carrollton, Texas 75006

If to Medtek to:                        Medtek Corporation
                                        3312 Wiley Post Road
                                        Carrollton, Texas 75006

         Any party may change its address to which notices or other communications are to be sent by giving written notice of any such change in the manner provided herein for giving notice.

         3.04. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, except to the extent that the New York Business Corporation Law governs the internal corporate affairs of Medtek.

         3.05. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute, collectively, one and the same instrument.

         3.06. SECTION HEADINGS. The section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation hereof.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the 27th day of December, 1984.

                                         QUEST MEDICAL, INC.



ATTEST:  /s/  John A. Gula               By: /s/ Thomas C. Thompson
         John A. Gula                        Thomas C. Thompson
         Secretary                           President

                                        MEDTEK CORPORATION


ATTEST: /s/  John A. Gula               By: /s/  Thomas C. Thompson
        John A. Gula                        Thomas C. Thompson
        Secretary                           President

                               ARTICLES OF MERGER

                                       OF

                           QUEST HOLDING CORPORATION

                                 WITH AND INTO

                              QUEST MEDICAL, INC.


         Pursuant to the provisions of Article 5.16 of the Texas Business Corporation Act, as amended, the undersigned Quest Medical, Inc., a Texas corporation ("Quest"), and Quest Holding Corporation, a Texas corporation and wholly owned subsidiary of Quest ("QHC"), hereby file the following Articles of Merger with the Secretary of State of the State of Texas.

         FIRST: Attached hereto as Exhibit A is the Agreement and Plan of Merger for the merger of QHC with and into Quest (the "Merger"). Quest will be the surviving entity.

         SECOND: Quest was organized under the laws of the State of Texas in May 1979 and QHC was organized under the laws of the State of Texas in September 1982.

         THIRD: The number and designation of each class of shares of QHC outstanding and entitled to vote on the Merger as a class consisted of 1,000 shares of common stock, par value $.01 per share ("QHC Common Stock"). Quest owns 100% of the outstanding shares of QHC Common Stock.

         FOURTH: A copy of the resolutions adopted by the Board of Directors of Quest effective as of January 10, 1985 is attached hereto as Exhibit B.

         EXECUTED as of the 10th day of January, 1985.


                                        QUEST MEDICAL, INC.


                                        By:    /s/  Thomas C. Thompson
                                        Thomas C. Thompson, President

ATTEST:


/s/  John A. Gula
John A. Gula, Secretary


(SEAL)

         EXECUTED as of the 10th day of January, 1985.

                                        QUEST HOLDING CORPORATION



                                        By:    /s/  Thomas C. Thompson
                                        Thomas C. Thompson, President

ATTEST:



/s/  Robert R. Merrill
Robert R. Merrill, Secretary

(SEAL)


THE STATE OF TEXAS        Section
                          Section
COUNTY OF DALLAS          Section

         I, Thelma B. Macedo, a Notary Public, do hereby certify that on this 10th day of January, 1985, personally appeared before me Thomas C. Thompson, who being by me first duly sworn, declared that he is the person who signed the foregoing document and that the statements therein contained are true.


                                        /s/Thelma B. Macedo
                                        Notary Public in and for
                                        ________ County, Texas

My Commission Expires:

       2/5/88

THE STATE OF TEXAS        Section
                          Section
COUNTY OF DALLAS          Section

         I, Thelma B. Macedo, a Notary Public, do hereby certify that on this 10th day of January, 1985, personally appeared before me John A. Gula, who being by me first duly sworn, declared that he is the person who signed the foregoing document and that the statements therein contained are true.


                                        /s/  Thelma B. Macedo
                                        Notary Public in and for
                                        ________ County,Texas

My Commission Expires:


       2/5/88

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 10, 1985 is entered into by and between Quest Medical, Inc., a Texas corporation ("Quest"), and Quest Holding Corporation, a Texas corporation ("QHC").

         WHEREAS, QHC is a wholly-owned subsidiary of Quest; and

         WHEREAS, Quest and QHC desire to have QHC merge with and into Quest;
and

         WHEREAS, the terms of such merger (herein called the "Merger"), the mode of carrying the same into effect, and such other facts, details, or provisions as may be required or permitted to be stated in this Agreement are hereinbelow set forth; and

         WHEREAS, the Board of Directors of Quest deems the Merger desirable and in the best interests of its shareholders and the Board of Directors of Quest by unanimous written consent, has approved the terms and conditions of this Agreement and the mode of carrying such Agreement into effect, as well as the manner and basis of cancelling the outstanding shares of the common stock, $.01 par value, of QHC ("QHC Common Stock").

         NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants, and provisions herein contained, the parties hereto agree as follows:

                                   ARTICLE I

         1.01. MERGER. At the Effective Time (as defined in Section 1.02), QHC shall be merged into Quest, the separate existence of QHC shall cease, and Quest as the surviving corporation shall continue to exist by virtue of and shall be governed by the laws of the State of Texas.

         1.02. EFFECTIVE TIME OF MERGER. On January 14, 1985 (or such earlier or later date as may be agreed upon by QHC and Quest), Articles of Merger setting forth the information required by, and otherwise in compliance with, the Texas Business Corporation Law shall be delivered for filing with the Secretary of State of Texas, and the Merger shall become effective on the date and at the time the Secretary of State of Texas files a certificate of merger with respect to the Merger (the time of such effectiveness is herein called the "Effective Time").

         1.03. EFFECT OF MERGER. At the Effective Time, Quest without further action, all as provided by the laws of the State of Texas, shall succeed to, possess and enjoy all the rights, privileges, powers, immunities, and franchises, of a public as well as of a private nature, of QHC, all debts due to QHC on whatever account, and all and every other interest and asset of or belonging to QHC shall be taken and deemed to be transferred to and vested in Quest as effectually as they were vested in QHC, without further act or deed; the title to any real estate vested by deed or otherwise in QHC shall not revert or be in any way impaired by reason of the Merger; all rights of creditors, and all liens upon property of QHC shall be preserved unimpaired;





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
all debts, obligations, liabilities, and duties of QHC shall thenceforth attach to Quest and may be enforced against Quest, and Quest shall thenceforth be responsible and liable therefor to the same extent as if such debts, obligations, liabilities, and duties had been incurred or contracted by it; and any claim existing or action or proceeding pending by or against QHC may be prosecuted as if the Merger had not taken place, or Quest may be substituted in place of QHC. At any time or from time to time after the Effective Time the last acting officers of QHC shall, in the name of QHC, execute and deliver all such proper deeds, assignments, and other instruments as Quest may deem necessary of desirable in order to vest, perfect, or confirm Quest's title to and possession of all QHC's property, rights, privileges, powers, immunities, and franchises and otherwise to carry out the purposes of this Merger Agreement.

         1.04.   ARTICLES OF INCORPORATION; BYLAWS.

                 (a) The Articles of Incorporation of Quest as in effect at the Effective Time shall be and remain the Articles of Incorporation of Quest, as the surviving corporation, until the same shall be amended as provided by law.

                 (b) The Bylaws of Quest as in effect at the Effective Time shall be and remain the bylaws of Quest, as the surviving corporation, until the same shall thereafter be altered, amended, or repealed in accordance with law, Quest's Articles of Incorporation, and such Bylaws.

                                   ARTICLE II

         2.01. QHC CAPITAL STOCK. All QHC Common Stock owned by Quest will automatically be canceled, without consideration, at the Effective Time.

                                  ARTICLE III

         3.01. EXPENSES. The parties shall pay their respective expenses (including, without limitation, the fees, disbursement, and expenses of their attorneys and accountants) in connection with the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

         3.02. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any prior agreements and understandings relating to the subject matter hereof.

         3.03. NOTICES. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or deposited in the United States mail, first class, certified, return receipt requested, postage pre-paid, and shall be deemed given when so delivered personally, or if mailed, three business days after the date of such mailing, and shall be addressed as follows:





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
If to Quest to:                         Quest Medical, Inc.
                                        3312 Wiley Post Road
                                        Carrollton, Texas 75006

If to QHC to:                           Quest Holding Corporation
                                        3312 Wiley Post Road
                                        Carrollton, Texas 75006

         Any party may change its address to which notices or other communications are to be sent by giving written notice of any such change in the manner provided herein for giving notice.

         3.04. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

         3.05. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute, collectively, one and the same instrument.

         3.06.   SECTION HEADINGS.         The section headings contained in
this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation hereof.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the 10th day of January, 1985.

                             QUEST MEDICAL, INC.


ATTEST: /s/ John S. Gula                By: /s/ Thomas C. Thompson
        John A.  Gula                       Thomas C. Thompson
        Secretary                           President

                                        QUEST HOLDING CORPORATION

Attest: /s/ Robert R. Merrill           By: /s/ Thomas C. Thompson
        Robert R. Merrill                   Thomas C. Thompson
        Secretary                           President





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
              RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS OF
                   QUEST MEDICAL, INC. ON JANUARY 10, 1985

         1. APPROVAL OF MERGER AGREEMENT. RESOLVED, that each and every term, provision and condition of, and all actions effected by, that certain Agreement and Plan of Merger (the "Merger Agreement") attached as Exhibit A hereto, by and between Medtek Corporation and the Corporation, a copy of which has been previously submitted to and reviewed by each of the undersigned directors of the Corporation, is hereby adopted and approved, and that the officers of the Corporation are authorized, directed and empowered, on behalf of the Corporation, to execute and deliver the Merger Agreement and to execute and file the Articles of Merger described in the Merger Agreement.

         2. GENERAL. RESOLVED, that the proper officers of the Corporation hereby are severally authorized, empowered, and directed to sign, execute, certify to, verify, acknowledge, deliver, accept, file, and record any and all such instruments, agreements, and documents, and to take, or cause to be taken, any and all such action, in the name and on behalf of the Corporation or otherwise, as any such officer shall, in such officer's sole discretion, deem necessary or desirable and in the best interest of the Corporation in order to effect the purposes of the foregoing resolutions, and such officer's signature, or such actions taken by such officer, shall be conclusive evidence that such officer did deem same to be necessary or desirable and in the best interest of the Corporation in order to effect such purposes.

              RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS OF
                  QUEST MEDICAL, INC. ON DECEMBER 27, 1984

         1. APPROVAL OF MERGER AGREEMENT. RESOLVED, that each and every term, provision and condition of, and all actions effected by, that certain Agreement and Plan of Merger (the "Merger Agreement") attached as Exhibit A hereto, by and between Medtek Corporation and the Corporation, a copy of which has been previously submitted to and reviewed by each of the undersigned directors of the Corporation, is hereby adopted and approved, and that the officers of the Corporation are authorized, directed and empowered, on behalf of the Corporation, to execute and deliver the Merger Agreement and to execute and file the Articles of Merger described in the Merger Agreement.

         2. GENERAL. RESOLVED, that the proper officers of the Corporation hereby are severally authorized, empowered, and directed to sign, execute, certify to, verify, acknowledge, deliver, accept, file, and record any and all such instruments, agreements, and documents, and to take, or cause to be taken, any and all such action, in the name and on behalf of the Corporation or otherwise, as any such officer shall, in such officer's sole discretion, deem necessary or desirable and in the best interest of the Corporation in order to effect the purposes of the foregoing resolutions, and such officer's signature, or such actions taken by such officer, shall be conclusive evidence that such officer did deem same to be necessary or desirable and in the best interest of the Corporation in order to effect such purposes.

                        ARTICLES OF AMENDMENT TO THE

                          ARTICLES OF INCORPORATION

                           OF QUEST MEDICAL, INC.

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, Quest Medical, Inc. (the "Corporation") adopts the following Articles of Amendment to the Articles of Incorporation of the Corporation:

                                 ARTICLE ONE

         The name of the corporation is Quest Medical, Inc.

                                 ARTICLE TWO

         The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on November l9, 1987. The Amendment is an addition of Article Fifteen to the Articles of Incorporation and reads in its entirety as follows:

                               ARTICLE FIFTEEN

         A director of the Corporation is not liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this article does not eliminate or limit the liability of a director for:

         (1) a breach of a director's duty of loyalty to the Corporation or its shareholders;

         (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

         (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

         (4) an act or omission for which the liability of a director is expressly provided for by statute; or

         (5) an act related to an unlawful stock repurchase or payment of a dividend.

         If the Texas Business Corporation Act, Texas Miscellaneous Corporation Laws or related laws are amended after approval by the shareholders of this Article Fifteen to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by applicable Texas law, as so amended. Any repeal or modification of the foregoing paragraph by





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
the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE THREE

         The number of shares of the corporation outstanding at the time of such adoption was 7,433,476; and the number of shares entitled to vote thereon was 7,433,476.

                                  ARTICLE FOUR

         The number of shares voted for the addition of Article Fifteen was 4,228,141; the number of shares voted against such addition was 195,379; and the number of shares abstaining was 23,155.

         Dated December 4, 1987.


                                        QUEST MEDICAL, INC.


                                        By:    /s/Thomas C. Thompson
                                        Title: President



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